LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES        Exhibit 11
                COMPUTATIONS OF EARNINGS PER SHARE

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
(Amounts in millions, except per share data)

                                  				 Nine Months Ended    Three Months Ended
		                                       September 30,         September 30,
                                 					 -----------------    ------------------
                		                      1997      1996        1997      1996
                                					  ------    ------      ------    ------
EARNINGS PER SHARE

Weighted average number of
  common shares outstanding             93.7      89.3        95.7      89.8

Dilution from outstanding stock
  options-computed using the
  "treasury stock" method                2.3       1.8      	  2.4       2.2
                             		       ------    ------     	------	   ------
Weighted average number of
  common shares outstanding
  as adjusted                           96.0      91.1        98.1	     92.0
                               					  ======    ======     	======	   ======

Net Earnings Before
  Extraordinary Item 			              $153.2    $108.3      $ 52.8	   $ 44.0
                               					  ======    ======      ======    ======
Net Earnings  		                   		 $153.2    $ 95.8      $ 52.8	   $ 44.0
                              	    	  ======    ======      ======    ======

Earnings Per Share

Net Earnings Before
  Extraordinary Item  		            	 $ 1.60    $ 1.19      $  .54	   $  .48
				                               	  ======    ======      ======    ======
Net Earnings  			                   	 $ 1.60    $ 1.05      $  .54	   $  .48
				                               	  ======    ======      ======    ======
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